UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 21, 2015
SYNNEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31892	94-2703333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44201 Nobel Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)

    (510) 656-3333
(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.
Amendment of a Material Definitive Agreement
On May 21, 2015, SYNNEX Corporation (“SYNNEX”) announced that it has entered into an amendment to its Credit Agreement, initially dated as of November 27, 2013 (the “Credit Agreement”), with the lenders party thereto, Bank of America, N.A., as administrative agent, and certain United States subsidiaries of SYNNEX, as guarantors (the “Credit Agreement Amendment”). Among other things, the Credit Agreement Amendment amends the Credit Agreement by:

•
increasing the amount of the term loan commitment thereunder by $400.0 million, to $625.0 million, all of which has been fully advanced and which may be used to finance working capital, make capital expenditures, make permitted acquisitions and other lawful corporate purposes;

•	increasing the amount of incremental commitments for revolving loans or term loans capable of being requested thereunder by $225.0 million, to $350.0 million;

•	extending the maturity date for revolving loans and the existing term loan to five years from the date of the Credit Agreement Amendment, to May 21, 2020;

•
decreasing the applicable margin on the rate of interest on loans borrowed under the Credit Agreement, which may now range, (A) in the case of LIBOR loans, from 1.50% per annum to 2.25% per annum based on SYNNEX’ Consolidated Leverage Ratio (as defined in the Credit Agreement) and (B) in the case of base rate loans, from 0.50% per annum to 1.25% per annum based on SYNNEX’ Consolidated Leverage Ratio;

•	increasing the Consolidated Leverage Ratio that SYNNEX is required to maintain from 3.50 to 1.0, to 3.75 to 1.0;

•
extending the period of time through which SYNNEX is required to maintain a fixed charge coverage ratio of not less than 1.20 to 1.0 through May 31, 2016, and thereafter in an amount not less than 1.25 to 1.0; and

•
modifying the event of default provisions in connection with an event defined to be a “change of control” so that such event will only be triggered upon the acquisition of a higher percentage of SYNNEX’ shares (from 30% to 40% of combined voting power of all equity interests on a fully diluted basis), and not be triggered based on the composition of SYNNEX’ board of directors.

The Credit Agreement Amendment also modifies the quarterly amortization payment schedule for repayment of the term loan described above, which is now repayable in an amount equal to: (a) for each of the first eight calendar quarters ending after the date of the Credit Agreement Amendment, 1.25% of the initial principal amount of the term loan, (b) for each of the next four calendar quarters ending thereafter, 1.875% of the initial principal amount of the term loan, (c) for each calendar quarter ending thereafter, 2.50% of the initial principal amount of the term loan and (d) on the May 2020 maturity date of the term loan, the outstanding principal amount of the term loan.
The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement Amendment which is attached hereto and filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required to be disclosed under this Item 2.03 is set forth in Item 1.01 above and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1
Second Amendment to Credit Agreement, dated May 21, 2015, by and among the Registrant, the subsidiaries of the Registrant named therein, the lenders signatories thereto from time to time, and Bank of America, N.A., as agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: May 21, 2015

SYNNEX CORPORATION

By:	/s/ Simon Y. Leung
Simon Y. Leung
Senior Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Second Amendment to Credit Agreement, dated May 21, 2015, by and among the Registrant, the subsidiaries of the Registrant named therein, the lenders signatories thereto from time to time, and Bank of America, N.A., as agent.